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                                                                  Exhibit (d)(4)

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of December 19, 2000 by and between LOISLAW.COM, INC., a corporation formed under the laws of State of Delaware (the "DEBTOR"), and WOLTERS KLUWER U.S. CORPORATION, a Delaware corporation (the "SECURED PARTY"),


                              W I T N E S S E T H:

         WHEREAS, the Debtor has made a grid promissory demand note dated December 19, 2000 in favor of the Secured Party in the face amount of Seven Million Dollars ($7,000,000) (as it may be amended, restated, supplemented or otherwise modified from time to time, the "NOTE"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note); and

         WHEREAS, as a condition precedent to the making of up to an aggregate of $7,000,000 in loans to the Borrower pursuant to the Note, the Secured Party has required the Debtor to grant, and the Debtor has agreed to grant, to the Secured Party a continuing first priority security interest (subject to Permitted Liens, as defined below) in and to the Collateral (as hereinafter defined) of the Debtor to secure all of its obligations to the Secured Party under the Note;

         NOW, THEREFORE, the Debtor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Secured Party to make loans to the Borrower pursuant to the Note and in consideration of any loans or other financial accommodations heretofore or hereafter made by the Secured Party in connection therewith to or for the account of the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees with, and for the benefit of, the Secured Party as follows:

         1. GRANT OF SECURITY INTEREST. The Debtor, to secure the Obligations (as defined herein), pursuant to Article 9 of the Delaware Uniform Commercial Code (the "CODE"), hereby assigns, pledges and grants to the Secured Party a continuing first priority security interest in the collateral consisting of all of the Debtor's right, title and interest in and to all of the following property and interests in property, whether now owned or existing or hereafter acquired or arising and regardless of where located and all products, proceeds, substitutions, additions, accessions and replacements thereof (all of the same being herein referred to as the "COLLATERAL"):

         (a) All accounts, accounts receivable, contracts, notes, bills, acceptances, choses in action, chattel paper, instruments, documents and other forms of obligations at any time owing to the Debtor arising out of goods sold or leased or for services rendered by the Debtor, including, without limitation, accounts receivable and contract rights arising under agreements to which the Debtor is a party, the proceeds thereof and all of the Debtor's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and


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of recovering possession by proceedings including repletion and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as "ACCOUNTS");

         (b) All general intangibles of the Debtor in which the Debtor now has or hereafter acquires any rights, including but not limited to causes of action, corporate or business records, inventions, designs, goodwill, trade names, trade secrets, trade processes, patents, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "INTANGIBLES");

         (c) All rights now or hereafter accruing to the Debtor under contracts, leases, agreements or other instruments to perform services, to hold and use land and facilities, and to enforce all rights thereunder;

         (d) All books and records relating to any of the Collateral (including, without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Debtor pertaining to any of the foregoing); and

         (e) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral.

         2. SECURITY FOR OBLIGATIONS. This Agreement secures the full and prompt payment and performance of (i) all obligations of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of the Note, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Borrower), fees or otherwise (collectively, the "OBLIGATIONS"). The Debtor and the Secured Party agree that they intend the security interest hereby granted to attach upon the execution of this Agreement.

         3. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Debtor shall remain fully liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under any such Collateral, and (iii) the Secured Party is not obligated or liable under any such Collateral by reason of this Agreement, nor is the Secured Party obligated to perform any obligations or duties of the Debtor thereunder or to take any action hereunder.

         4. FURTHER ASSURANCES.

            (a) The Debtor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Secured Party may request, in order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or to enable

                                       2

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the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments thereto, as the Secured
Party may request, without the signature of the Debtor where permitted by law. The Debtor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by law.

            (b) The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail, and will permit the Secured Party, and/or its designated agents, at any time during the Debtor's usual business hours, to inspect and/or conduct audits with respect to the Collateral.

      5. REPRESENTATIONS AND WARRANTIES: GENERAL. The Debtor hereby represents and warrants that (i) the principal place of business and chief executive office of the Debtor are located at the address identified as such on the signature page to this Agreement, (ii) except as set forth in SCHEDULE 5(ii) hereof, all of the Collateral is located at such principal place of business, (iii) the Debtor has good, indefeasible and merchantable title to the Collateral (or a valid right to use the Collateral, in the case of Collateral comprised of rights and interests of the Debtor obtained by lease, license or similar agreement ("Licensed Rights")), and it owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for: (I) the security interests in favor of the Secured Party created by this Agreement; (II) non-exclusive licenses granted by the Debtor to its customers in the ordinary course of business; (III) rights of lessors or licensors with respect to Licensed Rights; and (IV) other liens expressly permitted by SCHEDULE 5(iii) hereof (each of the liens permitted by clauses I, II, III and IV hereof hereinafter collectively referred to as "PERMITTED LIENS"), (iv) except such as may have been filed in favor of the Secured Party, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, (v) this Agreement, together with actions heretofore taken or concurrently undertaken, creates a valid and first perfected priority lien (subject to Permitted Liens) in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to create, evidence, perfect and preserve such security interest (save for the timely filing of continuation statements or other statements required by applicable law) have been, or are being concurrently undertaken with the execution hereof, duly taken and (vi) the correct corporate name of the Debtor is set forth in the first paragraph hereof and, except as set forth in SCHEDULE 5(vi), the Debtor has no other corporate name or fictitious name and has not, during the immediately preceding five (5) years, been known under or used any other corporate or fictitious name.

      6.    COVENANTS.

            (a) The Debtor hereby covenants and agrees with the Secured Party that (i) the Debtor shall preserve and maintain the lien created by this Agreement and will protect and defend its title to the Collateral so that the lien so granted shall be and remain a continuing first priority security interest (subject to Permitted Liens) in the Collateral, (ii) the Debtor will not create, assume or suffer to exist any other lien in the Collateral except Permitted Liens, (iii) the Debtor shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Secured Party may reasonably require, and (iv) the Debtor shall pay all taxes,

                                       3

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assessments and other charges lawfully levied or assessed upon its properties or upon any of the Collateral when due. If, in the Secured Party's sole opinion any lien (other than Permitted Liens) may create an obligation having priority over the lien granted hereby, the Secured Party may pay such lien and the amount of such payment shall be charged to the Debtor and be secured by the lien granted hereby.

            (b) The Debtor shall comply with the following covenants regarding the Collateral, (i) the Debtor shall keep the Collateral at the places specified in Section 5(ii); PROVIDED, HOWEVER, that the Debtor may establish any other location, on written notice delivered to the Secured Party not less than thirty
(30) days prior to establishing any such other location, if the Debtor has complied with Section 5 hereof, (ii) the Debtor shall cause the Collateral to be maintained and preserved in good condition, repair and working order, excepting ordinary wear and tear, and (iii) the Debtor shall not permit any of the Collateral to become a fixture to any real estate that is not subject to a mortgage or deed of trust made by the Debtor in favor of the Secured Party. The Debtor shall, on demand therefor by the Secured Party, deliver to the Secured Party any and all evidence of ownership of any of the Collateral (including, without limitation, certificates of title and applications for title).

      7. INSURANCE. The Debtor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as shall be customary for businesses similar to the Debtor's business.

      8. TRANSFERS AND OTHER LIENS. The Debtor shall not, without the Secured Party's prior written consent, (i) sell, assign or otherwise dispose of any of the Collateral except the sale, assignment or other disposition of assets no longer used or useful in the conduct of its business and the sale, assignment or other disposition of assets in the ordinary course of business consistent with past practice or the grant of non-exclusive licenses to customers in the ordinary course of business, or (ii) create or suffer to exist any lien upon or with respect to any of the Collateral, other than Permitted Liens.

      9. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. The Debtor hereby irrevocably appoints the Secured Party the Debtor's attorney-in-fact, with full authority to take any action and to execute any instrument that the Secured Party may deem necessary to carry-out the provisions of this Agreement, including without limitation to execute and file any UCC financing statements the Secured Party deems necessary or appropriate.

      10. REMEDIES UPON DEFAULT. If the Debtor shall default on its obligations under the Note or this Agreement:

          (a) In addition to other rights and remedies provided for herein or otherwise available to it, the Secured Party may exercise all the rights and remedies of a secured party under applicable law and may also (i) in the name of the Secured Party, the Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, and the Secured Party may modify the terms of payment or of a release, all without incurring responsibility to, or discharging or otherwise affecting any liability to the Secured Party of, the Debtor, (ii) enter upon the premises, or wherever the Collateral is,

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and take possession thereof, and maintain such possession on the Debtor's premises, or demand and receive such possession from any person who has possession thereof, or remove the Collateral or any part thereof, to such other places as the Secured Party may desire, all without any obligation, (iii) require the Debtor to, at its expense, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, (iv) without notice (except as specified below) and with or without taking the possession thereof, sell, lease, assign, grant options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Debtor agrees that the Secured Party shall have no obligation to preserve rights in the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Secured Party is hereby granted a license or other right to use, without charge, the Debtor's intellectual property, as it pertains to the Collateral, in completing production of, advertising for, sale of, and the selling of any Collateral, and the Debtor's rights under all licenses and franchise agreements shall inure to the Secured Party's benefit, and (v) apply, without notice, any cash or cash items constituting Collateral in the possession of the Secured Party to payment of any of the Obligations. The Debtor waives, to the extent permitted by applicable law, all rights of the Debtor to prior notice and hearing under any other applicable statute or constitution.

            (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral will, after payment of any amounts payable to the Secured Party pursuant to Section 12 hereof, be applied against the Obligations in such order as the Secured Party shall elect, and any balance left thereafter returned to Debtor.

      11. SETOFF. The Obligations will be paid by the Debtor without regard to any equities between the Debtor and the Secured Party or any right of setoff or cross-claim. Any indebtedness owing by the Secured Party to the Debtor may be set off and applied by the Secured Party against the Obligations at any time or from time to time either before or after maturity, without demand upon or notice to the Debtor or any Person.

      12.   INDEMNITY AND EXPENSES.

            (a) The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely from the Secured Party's gross negligence or willful misconduct.


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            (b) The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses (including the reasonable fees and disbursements of its counsel) which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, use or operation of, or the sale of, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder.

      13. SECURITY INTERESTS ABSOLUTE. All rights of the Secured Party, all Obligations of the Debtor and the liens hereunder, are absolute and unconditional, irrespective of any lack of validity or enforceability of the Note, any related document or any other agreement, or any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor in respect of the Obligations or this Agreement.

      14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Debtor covenants, warrants and represents to the Secured Party that all representations and warranties contained in this Agreement are true and correct at the time of execution of, and shall survive the execution, delivery and acceptance of, this Agreement, by the parties hereto and shall continue in effect until no Obligations remain outstanding.

      15. WAIVER BY SECURED PARTY; AMENDMENTS. The Secured Party's failure, at any time or times, to require strict performance by the Debtor of any provision of this Agreement shall not waive, affect or diminish any right of the Secured Party thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Secured Party of an Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Debtor contained in this Agreement and no Event of Default shall be deemed to have been suspended or waived by the Secured Party, unless such suspension or waiver is by an instrument in writing signed by an officer of the Secured Party and directed to the Debtor specifying such suspension or waiver. No amendment, modification or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the Secured Party, and then it shall be effective only in the specific instance and for the specific purpose for which given.

      16. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under the applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      17. ADDRESSES FOR NOTICES. Any notice or other communication to be given or made to either party shall be made at the addresses specified on the signature pages.

      18. CONTINUING SECURITY INTEREST; ASSIGNMENTS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until no Obligations are outstanding, (ii) be binding upon the Debtor, its successors, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns.

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      19. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, except to the extent the Uniform Commercial Code of the State of Arkansas applies, without regard to its principles of conflicts of law.

      20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

          (a) THE DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY ILLINOIS STATE OR UNITED STATES FEDERAL COURT SITTING IN COOK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE OR FEDERAL COURT. THE DEBTOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE DEBTOR AT ITS ADDRESS SPECIFIED ON THE SIGNATURE PAGES HERETO. THE DEBTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE DEBTOR FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE DEBTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE SECURED PARTY SHALL BE BROUGHT ONLY IN ILLINOIS STATE OR UNITED STATES FEDERAL COURT SITTING IN COOK COUNTY. EACH OF THE SECURED PARTY AND THE DEBTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

            (b) Nothing in this Section 20 shall affect the right of the Secured Party to serve legal process in any other manner permitted by law or affect the right of the Secured Party to bring any action or proceeding against the Debtor or its property in the courts of any other jurisdictions.

            (c) To the extent that the Debtor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Debtor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.


         [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    LOISLAW.COM, INC.



                                    By:   /s/ Kyle D. Parker
                                         -------------------------------------
                                         Name:     Kyle D. Parker
                                         Title:    Chairman and Chief
                                                   Executive Officer
                                         Address:  105 North 28th Street
                                                   Van Buren, Arkansas 72956


Accepted and agreed to as of
the date first above written:

WOLTERS KLUWER U.S. CORPORATION



By:   /s/ Bruce C. Lenz
     -------------------------
     Name:  Bruce C. Lenz
     Title: Secretary
     Address:  c/o Wolters Kluwer United States Inc.
               161 North Clark Street
                 48th Floor
               Chicago, Illinois 60601-3221



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                                 SCHEDULE 5(ii)

                             LOCATION OF COLLATERAL



CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS:

105 North 28th Street, Van Buren, Arkansas 72956


OTHER LOCATIONS:

 None


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                                 SCHEDULE 5(iii)

                                 PERMITTED LIENS



None



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SCHEDULE 5(v)

FICTITIOUS NAMES

Loislaw.com
LOIS
LOIS, Inc.
Law Office Information Systems
Law Office Information Systems, Inc.
Loislawschool.com